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                                                              Exhibit 99(a)(xi)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in CCPR's Offering Circular of our report dated March 30, 1998 with respect to the consolidated financial statements of CCPR included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                        Ernst & Young, LLP


New York, New York
October 15, 1998